Exhibit 4.3

PITNEY BOWES INC.

OFFICERS’ CERTIFICATE

September 15, 2017

The undersigned officers of Pitney Bowes Inc., a Delaware corporation (the “Company”), each hereby certifies in his or her respective capacity, on behalf of the Company pursuant to the Indenture, dated as of February 14, 2005, between the Company and Citibank, N.A., as trustee (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of October 23, 2007, by and among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”), and Citibank, N.A., as resigning trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), as follows:

(1)          Each of the undersigned has read and is familiar with the Indenture, including the provisions in Sections 2.01, 2.03 and 2.04, and is familiar with the resolutions adopted by the Board of Directors, and corporate proceedings taken by the Company, in connection with the issuance of $400,000,000 aggregate principal amount of the Company’s 4.700% Notes due 2023 (the “Notes”) under the Indenture;

(2)          Each of the undersigned has examined such documents, certificates, orders and proceedings and made such investigations as the undersigned deemed necessary or appropriate in order to give this Officers’ Certificate;

(3)          In the opinion of each of the undersigned, the examinations and investigations described in the preceding paragraph are sufficient to enable him or her to express an informed opinion as to whether all conditions precedent provided for in the Indenture with respect to the authentication, delivery and issuance of the Notes have been complied with;

(4)          In the opinion of each of the undersigned, all conditions precedent provided for in the Indenture with respect to the authentication, delivery and issuance of the Notes have been complied with; and

(5)          The Notes shall have the terms set forth in the form of Note attached hereto as Exhibit A and in the Company’s Prospectus dated March 16, 2017 as supplemented by the Prospectus Supplement dated September 12, 2017 and filed with the Securities and Exchange Commission on September 13, 2017 (as so supplemented, the “Prospectus”), which terms shall include the following:

(a)          The series of debt securities of which the Notes are a part hereby shall be designated as “4.700% Notes due 2023”;

(b)          The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture shall be $400,000,000, except as provided in Section 2.03 of the Indenture;

(c)          The Notes will be offered for sale to the public at 99.756% of the aggregate principal amount, plus any accrued interest from September 15, 2017;

(d)          The Notes mature on April 1, 2023;

(e)          Each Note will bear interest from September 15, 2017, at a rate equal to 4.700% per annum, subject to adjustments from time to time as set forth in the form of Note attached hereto as Exhibit A, and will pay such interest on April 1 and October 1, commencing on April 1, 2018 to the person in whose name such Note was registered at the close of business on the date, whether or not a business day, that is 15 calendar days prior to the applicable interest payment date;

(f)          The principal of, Make-Whole Amount, if any, and interest on the Notes will be payable in accordance with the terms, and at the place or places, set forth or contemplated in the form of Note attached hereto as Exhibit A;

(g)          The Notes will be redeemable in whole or in part prior to maturity in accordance with the terms set forth or contemplated in the form of Note attached hereto as Exhibit A;

(h)          If certain change of control triggering events occur, the Notes will require the Company to make an offer to each holder of Notes to repurchase all or any part of such Holder’s notes for cash, in accordance with the terms set forth or contemplated in the form of Note attached hereto as Exhibit A;

(i)          In addition to the covenants set forth in the Indenture, the Notes shall be subject to the covenants set forth in Exhibit B attached hereto;

(j)          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment of (i) the amount of principal so declared due and payable and (ii) interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Notes shall terminate;

(k)          The Notes will not be subject to a sinking fund;

(l)          The Notes will be issued in minimum denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof;

(m)          The Notes will not be convertible into other securities of the Company;

(n)          The provisions of Section 10.01(b) of the Base Indenture relating to covenant defeasance shall apply to the Notes. Pursuant to Section 10.01(b)(iii)(C) of the Base Indenture, it shall be a condition to such defeasance that the Company’s deposit in connection with such defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture with respect to the series of debt securities of which the Notes are a part;

(o)          The Notes will be issued in permanent global form.  The Notes will be deposited with The Depository Trust Company and the Notes will be registered in the name of Cede & Co.;

(p)          The Company may, from time to time, without the consent of the holders of any Notes, reopen the series of debt securities of which the Notes are a part and issue additional debt securities with the same terms (including maturity and interest payment terms) as the Notes.  After such additional debt securities are issued they shall be fungible with the Notes to the extent specified in the applicable prospectus or pricing supplement; and

(q)          The principal of, Make-Whole Amount, if any, and interest on the Notes will be payable in U.S. dollars.

Capitalized terms used herein (including the Exhibits hereto) and not otherwise defined shall have the meanings assigned to them in the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned officers, on behalf of the Company, have executed this Certificate as of the date first written above.

By:	/s/ Stanley J. Sutula III
Name:	Stanley J. Sutula III
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Debbie D. Salce
Name:	Debbie D. Salce
Title:	Vice President and Treasurer

[Officers’ Certificate - Indenture]

Exhibit A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PITNEY BOWES INC.

No. 1	SENIOR NOTE	CUSIP No. 724479AN0
(Fixed Rate)

PRINCIPAL AMOUNT: $400,000,000	STATED MATURITY OF SECURITY: April 1, 2023

DENOMINATIONS: U.S. $2,000.00 and integral multiples of U.S. $1,000.00 in excess thereof	COMPUTATION PERIOD: 30/360

ISSUE DATE: September 15, 2017	REGULAR RECORD DATE(S): 15 calendar days immediately preceding an Interest Payment Date

INTEREST RATE: 4.700% per annum, subject to adjustment as described herein	REDEEMABLE: Yes.

INTEREST PAYMENT DATES: April 1 and October 1, commencing on April 1, 2018	SINKING FUND: None.

Pitney Bowes Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount on the Stated Maturity specified above unless redeemed or repurchased prior to such date in accordance with the provisions referred to on the reverse hereof (the Stated Maturity or date of earlier redemption or repurchase, as the case may be, is referred to herein as the “Maturity”) and to pay interest thereon (computed, on the basis of a 360-day year of twelve 30-day months), from and including the Issue Date specified above (the “Issue Date”) or from and including the most recent Interest Payment Date (as defined below) to which interest on this Security (or any predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Dates specified above in each year (each, an “Interest Payment Date”) and at Maturity, at the rate per annum equal to the Interest Rate specified above, subject to adjustment from time to time as described on the reverse herein (the “Interest Rate”), until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant Regular Record Date.

Any interest on this Security that is payable but not punctually paid or duly provided for (“defaulted interest”) on any Interest Payment Date shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of such Holder having been a Holder on such Regular Record Date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a)          The Company may elect to make payment of any defaulted interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee (as defined on the reverse hereof) in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such funds when deposited shall be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this clause (a). Thereupon the Trustee promptly shall fix a special record date for the payment of such defaulted interest in respect of the Securities, which shall be not more than 15 nor less than ten days prior to the date of the proposed payment.  The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Holder of Securities at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of the Securities shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

(b)          The Company may make payment of any defaulted interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

If any Interest Payment Date or the Maturity of this Security falls on a day that is not a Business Day with respect to this Security, the related payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. A “Business Day” means a day, other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

PITNEY BOWES INC.

By:	/s/ Debbie Salce
Name:	Debbie Salce
Title:	Vice President and Treasurer

By:	/s/ Stanley J. Sutula III
Name:	Stanley J. Sutula III
Title:	Executive vice president and Chief Financial Officer

Attest:

/s/ Ann Mandarino

Dated: September 15, 2017

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O’Brien
Authorized Signatory

Dated: September 15, 2017

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of February 14, 2005, between the Company and Citibank, N.A., as trustee (the “Initial Indenture”), as amended by the First Supplemental Indenture, dated as of October 23, 2007, by and among  the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”; which term includes any successor trustee under the Indenture), and Citibank, N.A., as resigning trustee (the “First Supplemental Indenture”, and together with the Initial Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially to an aggregate principal amount of $400,000,000 which amount may be increased at the option of the Company if in the future it determines that it may wish to reopen the series of Securities of which this Security is a part and sell additional Securities having the same terms.  Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof.

The Securities are general, direct, unconditional and senior unsecured obligations of the Company.

The Company may redeem the Securities of the series of which this Security is a part, at any time in whole or from time to time in part on any day fixed for redemption in accordance with this Security and the Indenture (a “Redemption Date”), at a redemption price equal to (i) in the case of a Redemption Date on or after March 1, 2023, the sum of 100% of the aggregate principal amount of the Securities being redeemed and accrued but unpaid interest on those Securities to such Redemption Date; provided, however, that interest shall be payable on an Interest Payment Date that falls on or before the Redemption Date to Holders of Securities on the Regular Record Date for such Interest Payment Date or (ii) in the case of a Redemption Date prior to March 1, 2023, the sum of 100% of the aggregate principal amount of the Securities being redeemed, plus accrued but unpaid interest, if any, on those Securities to such Redemption Date, and the Make-Whole Amount, if any, as defined below; provided, however, that interest shall be payable on an Interest Payment Date that falls on or before the Redemption Date to Holders of Securities on the Regular Record Date for such Interest Payment Date.

“Make-Whole Amount” means, in connection with any optional redemption made prior to March 1, 2023, the excess, if any, of (a) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to such Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to such Redemption Date, over (b) the aggregate principal amount of the Securities being redeemed.

“Reinvestment Rate” means 0.450% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the Redemption Date of the principal amount of the Securities being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.  If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

The Company shall give written notice of any redemption of any Securities to Holders of the Securities to be redeemed at their addresses, as shown in the Security register for the Securities, at least 10 days and not more than 60 days prior to any Redemption Date. The notice of redemption shall specify, among other items, the applicable Redemption Date, the redemption price and the aggregate principal amount of the Securities to be redeemed.

If the Company chooses to redeem less than all of the Securities, it shall notify the Trustee at least 60 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Securities to be redeemed and the applicable Redemption Date. The Securities to be redeemed in part shall be selected in accordance with the procedures of The Depository Trust Company.

Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the applicable Redemption Date, become due and payable at the redemption price herein specified above, and from and after such date (unless the Company shall default in the payment of such redemption price) shall cease to bear interest.

The Company shall be responsible for all redemption calculations.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem the Securities, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Securities of the series of which this Security is a part to repurchase all or any part (equal to $2,000.00 or an integral multiple of $1,000.00 in excess thereof) of that Holder’s Securities on the terms set forth herein. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, on the Securities to be repurchased to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall transmit a notice to Holders of the Securities, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice, if transmitted prior to the date of consummation of the Change of Control, shall state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. In the event that such offer to purchase fails to satisfy the condition in the preceding sentence, the Company shall cause another notice meeting the aforementioned requirements to be transmitted to Holders of the Securities.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

•	accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•
deliver or cause to be delivered to the Trustee the Securities properly accepted together with an officers’ certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.

The paying agent will promptly transmit to each Holder of Securities properly tendered pursuant to the Change of Control Offer the Change of Control Payment for the Securities being repurchased, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unrepurchased portion, if any, of any Security surrendered; provided, that each new Security will be in a minimum denomination of $2,000.00 or an integral multiple of $1,000.00 in excess thereof.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.

The Interest Rate payable on the Securities will be subject to adjustments from time to time if either Moody’s or S&P or, if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available, in each case for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of “rating agencies” (a “Substitute Rating Agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Securities, in the manner described below. The Trustee shall not be responsible for monitoring the ratings of the Securities. The Company shall notify the Trustee in writing of any adjustment to the Interest Rate pursuant hereto due to a ratings change.

If the rating assigned by Moody’s (or any Substitute Rating Agency therefor) of the Securities is decreased to a rating set forth in the immediately following table, the Interest Rate on the Securities will increase such that it will equal the Interest Rate payable on the Securities on the Issue Date plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “S&P Rating Percentage”):

Moody’s Rating* Percentage

Ba2	0.25%
Ba3	0.50%
B1	0.75%
B2 or below	1.00%

* Including the equivalent ratings of any Substitute Rating Agency.

If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Securities is decreased to a rating set forth in the immediately following table, the Interest Rate on the Securities will increase such that it will equal the Interest Rate payable on the Securities on the Issue Date plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “Moody’s Rating Percentage”):

S&P Rating* Percentage

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the Interest Rate on the Securities has been increased and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of the Securities to any of the threshold ratings set forth above, the Interest Rate on the Securities will be decreased such that the Interest Rate for the Securities equals the Interest Rate payable on the Securities on the Issue Date plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Securities to Ba1 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the Interest Rate on the Securities will be decreased to the Interest Rate payable on the Securities on the Issue Date (and if one such upgrade occurs and the other does not, the Interest Rate on the Securities will be decreased so that it does not reflect any increase attributable to the upgrading Rating Agency). In addition, the Interest Rate on the Securities will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Securities become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Securities are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the Interest Rate for the Securities be reduced to below the Interest Rate payable on the Securities on the Issue Date or (2) the total increase in the Interest Rate on the Securities exceed 2.00% above the Interest Rate payable on the Securities on the Issue Date.

No adjustments in the Interest Rate of the Securities shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Securities. If at any time Moody’s or S&P ceases to provide a rating of the Securities, the Company will use its commercially reasonable efforts to obtain a rating of the Securities from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the Interest Rate on the Securities pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Securities but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the Interest Rate on the Securities will increase or decrease, as the case may be, such that the Interest Rate equals the Interest Rate payable on the Securities on the Issue Date plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Securities, any subsequent increase or decrease in the Interest Rate of the Securities necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Securities, the Interest Rate on the Securities will increase to, or remain at, as the case may be, 2.00% above the Interest Rate payable on the Securities on the Issue Date.

Any Interest Rate increase or decrease described above will take effect from the first Interest Payment Date following the date on which a rating change occurs that requires an adjustment in the Interest Rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the Securities more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any Interest Rate increase or decrease with respect to the Securities described above relating to such Rating Agency’s action. If the Interest Rate payable on the Securities is increased as described above, the term “interest,” as used with respect to the Securities, will be deemed to include any such additional interest unless the context otherwise requires.

The Company shall advise the Trustee and the Holders of any occurrence of a rating change that requires an Interest Rate increase or decrease described above.

If so indicated on the face hereof, and in accordance with the terms specified thereon, this Security will be subject to redemption through operation of a sinking fund.

The Holders of Securities are entitled to certain covenants set forth in the Indenture and in an officers’ certificate adopted pursuant to the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security, or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Securities of the series of which this Security is a part shall occur and be continuing, the principal of the Securities of the series of which this Security is a part may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of the series of which this Security is a part shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of the majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series and the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of any Holder of any Security to receive payment of the principal of and, subject to Section 2.07 of the Initial Indenture, interest on such Security at the respective rates, in the respective amount on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security register. Upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, if this Security, if so required by the Company or Trustee, is duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of the series of which this Security is a part and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Securities of the series of which this Security is a part are exchangeable for a like aggregate principal amount of Securities of the series of which this Security is a part and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

This Security shall be deemed to be a contract under the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be construed and enforced in accordance with and governed by the laws of said State.

For the purposes hereof, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the  consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange  Act) (other than the Company, any subsidiary or employee benefit plan of the Company or employee benefit plan of any subsidiary of the Company) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of transactions approved by the Board of Directors of the Company as part of a single plan, of 85% or more of the total consolidated assets of the Company as shown on the Company’s most recent audited balance sheet, to one or more Persons (other than the Company or one of the subsidiaries of the Company); or (3) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction, no person or group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors of the Company on the date the Securities were initially issued or (2) was nominated for election, elected or appointed to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available, in each case for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies and the Securities are rated below the Specified Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance consisting of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Specified Rating” means a rating equal to or higher than Ba1 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent credit rating from any additional rating agency or rating agencies selected by the Company.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Additionally, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATION

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenant in common	UNIF GIFT MIN ACT	________ Custodian _________
TEN ENT	as tenants by the entireties (Cust)		(Cust)	(Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act __________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_____________________________________________________________
(please insert social security or other identifying number of assignee)

_____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)
the within Security and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Exhibit B

Limitations on Liens.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or become liable for any notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed (herein referred to for purposes of this “Limitations on Liens” covenant and the “Limitations on Sales and Lease-Back Transactions” covenant as “Indebtedness”) secured by any Mortgage, security interest, pledge or lien (herein referred to for purposes of this “Limitations on Liens” covenant as a “Mortgage”) of or upon (x) any Principal Domestic Manufacturing Plant or (y) shares of capital stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of this Officers’ Certificate or thereafter acquired, without making effective provision, and the Company in each case will make or cause to be made effective provision, whereby the Notes shall be secured by such Mortgage equally and ratably with (or prior to) any and all other Indebtedness thereby secured, so long as such Indebtedness shall be so secured (for the purpose of providing such equal and ratable security the principal amount of the Notes shall mean and shall not be less than that principal amount that could be declared to be due and payable pursuant to Section 5.01 of the Base Indenture on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted quarterly to reflect the change in said principal amount over time pursuant to Section 5.01 of the Base Indenture and any other provision of the Indenture or this Officers’ Certificate); provided, however, that the foregoing restriction shall not apply to Indebtedness secured by any of the following:

(i)          Mortgages on property of a Corporation existing at the time such Corporation is acquired (including by way of merger or consolidation) by the Company or a Restricted Subsidiary or a Restricted Subsidiary is merged into such Corporation or at the time of a sale, lease or other disposition of the properties of such Corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Mortgages as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto;

(ii)          Mortgages on property of a Corporation existing at the time such Corporation first becomes a Restricted Subsidiary;

(iii)          Mortgages on any property existing at the time of acquisition of such property or on the date of first issuance by the Company of Notes;

(iv)          Mortgages securing Indebtedness of a Wholly-Owned Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

(v)          Mortgages on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property or to secure Indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 180 days after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

(vi)          mechanics liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from such governmental body pursuant to any contract or provision of any statute, and other liens, charges and encumbrances incidental to construction, to the conduct of business or to the ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits or the acquisition of property and do not in the aggregate materially impair the use of any Principal Domestic Manufacturing Plant for the purposes for which it is held or which are being contested in good faith by the Company or such Restricted Subsidiary;

(vii)          Mortgages arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary; or

(viii)          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing subclauses (i) through (vii), inclusive; provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized by said subclauses (i) through (vii), inclusive, shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

(b)          Notwithstanding the provisions of clause (a) above, the Company or any Restricted Subsidiary may issue, assume, guarantee or become liable for Indebtedness secured by Mortgages which would otherwise be subject to the restrictions of such clause (a), provided that the total of the aggregate amount of Indebtedness outstanding pursuant to this clause (b), excluding Indebtedness secured by Mortgages permitted under any of the foregoing subclauses (a)(i) through (vii), together with the aggregate amount of all Attributable Debt, does not exceed 15% of Consolidated Net Tangible Assets.

Limitations on Sale and Lease-Back Transactions.

(a)          The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction on or after the initial issuance of Notes with respect to any Principal Domestic Manufacturing Plant (except for (1) a transaction providing for a lease for a term, including any renewal thereof, of not more than three years, (2) a transaction between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries or (3) any lease of property acquired after the date of the initial issuance of Notes if the rent payable by the Company or such Restricted Subsidiary thereunder is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof), if the commitment by or on behalf of the purchaser is obtained more than 180 days after the later of (i) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such Principal Domestic Manufacturing Plant or (ii) the placing in operation of such Principal Domestic Manufacturing Plant or of such Principal Domestic Manufacturing Plant as so substantially repaired or altered, constructed, developed or substantially improved, unless either (x) the Company or such Restricted Subsidiary would be entitled pursuant to clause (a) of the “Limitations on Liens” covenant to issue, assume, guarantee or become liable for debt secured by a Mortgage on such Principal Domestic Manufacturing Plant without equally and ratably securing the Notes or (y) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value (as determined by the Board of Directors but not in excess of the net book value of such Principal Domestic Manufacturing Plant at the date of such sale or transfer) of the Principal Domestic Manufacturing Plant so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Notes or other unsubordinated Indebtedness (as defined in clause (a) of the “Limitations on Liens” covenant) of the Company or a Restricted Subsidiary; provided, however, that any such retirement of Notes shall be in accordance with Section 12.01 of the Base Indenture and provided, further, that the amount to be applied to such retirement of Notes or other Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the principal amount of Notes delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation (for purposes of making such calculation, the principal amount of Original Issue Discount Securities so retired or cancelled shall mean the portion thereof that could have been declared due and payable pursuant to Section 5.01 at the time retired and cancelled) and (B) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements pursuant to mandatory prepayment provisions and payments at maturity.

(b)          Notwithstanding the provisions of clause (a) above, the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of such clause (a) if the aggregate amount of all Attributable Debt plus all Indebtedness secured by Mortgages on Principal Domestic Manufacturing Plants or upon shares of capital stock or Indebtedness issued by any Restricted Subsidiary, excluding Indebtedness secured by Mortgages permitted under any of clauses (a)(i) through (vii) of the “Limitations on Liens” covenant, does not exceed 15% of Consolidated Net Tangible Assets.

Company May Consolidate, Etc., Only on Certain Terms.

In addition to the requirements set forth in Section 9.01 of the Base Indenture, the Company shall not consolidate with or merge with or into, or sell, convey or lease all or substantially all of its assets to, any other Corporation, if as a result of any such consolidation or merger or such conveyance, sale or lease, properties or assets of the Company would become subject to a Mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the “Limitations on Liens” covenant, unless the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all Indebtedness secured thereby.

Definitions.

The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the definitions set forth in this Exhibit B shall have the meanings specified below.  All capitalized terms used in this Exhibit B and not otherwise defined shall have the meanings assigned to them in the Indenture.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Domestic Manufacturing Plant so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments, or, if such interest factor cannot readily be determined, at a rate of interest of 11% per annum, compounded semiannually) under the lease for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights (such as those based on real or energy costs or savings) during the remaining portion of the base term of the lease included in such transaction).

“Consolidated Net Tangible Assets” means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means the sum of (i) the par value or stated value of the capital stock of the Company, (ii) the capital in excess of par value and (iii) the retained earnings, all as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles.

“Corporation” means a corporation, association, company, joint stock company or business trust.

“Funded Debt” means, with respect to any Person (a) every obligation of such Person for money borrowed and every obligation of such Person secured by any lien, Mortgage, pledge or other security interest upon any property or asset of such Person (whether or not assumed by such Person), which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the time of the computation of the amount thereof, and which would appear as a liability (other than a current liability or a deferred item) on a statement of financial position of such Person in accordance with generally accepted accounting principles, (b) all obligations in respect of lease rentals which would be shown on a balance sheet of the obligor as a liability (other than a current liability or a deferred item) in accordance with generally accepted accounting principles, (c) all guarantees, direct or indirect, of any such Indebtedness or of any such obligations of others or of dividends, and (d) all outstanding Preferred Stock of any Restricted Subsidiary.

“Preferred Stock” as applied to the capital stock of any Corporation means stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such Corporation, over shares of stock of any other class of such Corporation.

“Principal Domestic Manufacturing Plant” means any manufacturing or processing plant or warehouse (other than such manufacturing plant or warehouse which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole) together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Subsidiary and located in the United States of America, if the gross book value (without deduction of any depreciation reserves) of all real property and fixed assets included in such plant on the date as of which the determination is being made exceeds 1% of Consolidated Net Worth.

“Restricted Subsidiary” means any Subsidiary which is organized under the laws of the United States or of any State or of the District of Columbia and transacts all or a substantial portion of its business in the United States and which owns a Principal Domestic Manufacturing Plant; provided, however, that the term shall not include any Subsidiary (a) which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary or which is otherwise primarily engaged in the business of a finance company either on a secured or an unsecured basis or (b) which is solely or primarily engaged in the business of owning, developing or leasing real property other than a Principal Domestic Manufacturing Plant.

“Sale and Lease-Back Transaction” of a Corporation means any arrangement whereby property has been or is to be sold or transferred by such Corporation to any Person with the intention on the part of such Corporation of taking back a lease of such property with a term of more than 36 months pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and such property is in fact so leased by such Corporation.

“Subsidiary” means with respect to the Company, a Corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “Voting Stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding voting stock of which, other than directors’ qualifying shares, and all the Funded Debt of which shall at the time be owned by the Company or by one or more other Wholly-Owned Restricted Subsidiaries, or by the Company and one or more other Wholly-Owned Restricted Subsidiaries.